                                                                      EXHIBIT 11

                          METROMEDIA INTERNATIONAL GROUP, INC.
                           Computation of Earnings Per Share
                        (in thousands, except per share amounts)

                                                                                  THREE MONTHS ENDED
                                                                                ----------------------
                                                                                 JUNE 30,      JUNE 30,
                                                                                   1997          1996
                                                                                 ---------    -----------
Loss Per Share--Primary
 Loss from continuing operations.............................................    $ (46,609)    $ (16,428)
 Loss from discontinued operations...........................................      (25,263)       (2,422)
 Loss from extraordinary item................................................       (1,094)           --
                                                                                  ---------    -----------
 Net loss available for common
 stock and common stock equivalents..........................................    $ (72,966)    $ (18,850)
                                                                                  ---------    -----------
                                                                                  ---------    -----------

Common stock and common stock equivalents (A)
 Weighted average common shares outstanding
 during the period............................................................      66,186        42,661
                                                                                  ---------    -----------
                                                                                  ---------    -----------

Loss Per Share--Primary
 Continuing operations........................................................   $   (0.70)    $   (0.38)
 Discontinued operations......................................................       (0.38)        (0.06)
 Extraordinary item...........................................................        (.02)           --
                                                                                  ---------    -----------
 Net loss.....................................................................   $   (1.10)    $   (0.44)
                                                                                  ---------    -----------
                                                                                  ---------    -----------
Loss Per Share--Assuming Full Dilution (B)


                                                                                     SIX MONTHS ENDED
                                                                                  -----------------------
                                                                                   JUNE 30,     JUNE 30,
                                                                                     1997         1996
                                                                                  ---------   -----------
Loss Per Share--Primary
 Loss from continuing operations..............................................   $ (58,764)    $ (29,251)
 Loss from discontinued operations............................................     (35,366)       (8,740)
 Loss from extraordinary item.................................................      (1,094)           --
                                                                                  ---------    -----------
 Net loss available for common
  stock and common stock equivalents..........................................   $ (95,224)    $ (37,991)
                                                                                  ---------    -----------
                                                                                  ---------    -----------
Common Stock and Common Stock Equivalents (A)
 Weighted average common shares outstanding
  during the period...........................................................      66,171        42,638
                                                                                  ---------    -----------
                                                                                  ---------    -----------
Loss Per Share--Primary
 Continuing operations........................................................   $   (0.89)    $   (0.69)
 Discontinued operations......................................................       (0.53)        (0.20)
 Extraordinary item...........................................................        (.02)           --
                                                                                  ---------     -----------
 Net loss.....................................................................   $   (1.44)    $   (0.89)
                                                                                  ---------     -----------
                                                                                  ---------     -----------

Loss Per Share--Assuming Full Dilution (B)



(A) Common stock equivalents are not included in primary loss per share in the three and six months ended June 30, 1997 and 1996 because they would be anti-dilutive.

(B) Fully diluted loss per share is not used in the three and six months ended June 30, 1997 and 1996 because it is less than primary loss per share.